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                                                                    EXHIBIT 23.4

              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     Netherland, Sewell & Associates, Inc. does hereby consent to the use of its reports relating to the proved oil and gas reserves of Indian Oil Company and Canaan Energy Corporation (formerly Coral Reserves Group, Ltd.) and its affiliated partnerships and to the reference to the firm as an expert in Amendment No. 1 to the Form S-4 registration statement being filed by Canaan Energy Corporation with respect to 3,830,000 shares of its common stock.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By:      /s/ Clarence M. Netherland
                                          -------------------------------------
                                          Name: Clarence M. Netherland
                                                      Chairman



Dallas, Texas
May __, 2000